                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 11, 2001


                              AOL TIME WARNER INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                   1-15062               13-4099534
----------------------------         -----------          -------------------
(State or other jurisdiction         (Commission           (I.R.S. Employer
       of incorporation)             File Number)         Identification No.)

                    75 ROCKEFELLER PLAZA, NEW YORK, NY 10019
               ---------------------------------------------------
               (Address of principal executive offices) (zip code)

                                 (212) 484-8000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2. ACQUISITION AND DISPOSITION OF ASSETS

     This Form 8-K/A amends the current report on Form 8-K dated
January 11, 2001 (filed January 12, 2001) to include Item 7(b) Pro Forma Financial Information, and related exhibits.

ITEM 5. OTHER EVENTS

     AOL Time Warner is filing as Exhibit 99(a) the AOL Time Warner Consolidated Balance Sheet as of December 31, 2000 and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(b) UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS:

     (i) AOL Time Warner Inc.:

          (A)  Pro Forma Consolidated Condensed Balance Sheet as of
               September 30, 2000;
          (B)  Notes to the Pro Forma Consolidated Condensed Balance Sheet;
          (C) Pro Forma Consolidated Condensed Statement of Operations for the three months ended September 30, 2000;
          (D) Pro Forma Consolidated Condensed Statement of Operations for the year ended June 30, 2000;
          (E) Notes to the Pro Forma Consolidated Condensed Statement of Operations;
          (F) Pro Forma Consolidated Condensed Statement of Operations for the nine months ended September 30, 2000;
          (G) Pro Forma Consolidated Condensed Statement of Operations for the year ended December 31, 1999; and
          (H) Notes to the Pro Forma Consolidated Condensed Statements of Operations.

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

     On January 11, 2001 America Online, Inc. ("America Online") and Time
Warner Inc. ("Time Warner") completed their previously announced merger pursuant to the Second Amended and Restated Agreement and Plan of Merger among the companies and certain of their subsidiaries dated as of January 10, 2000
(the "merger"). The combined company is named AOL Time Warner Inc. ("AOL
Time Warner").

     The following pro forma consolidated condensed financial statements are presented to illustrate the effects of the merger on the historical financial position and operating results of America Online and Time Warner. Because America Online and Time Warner have different fiscal years, and the combined company has adopted the calendar year-end of Time Warner, pro forma operating results are presented on two different bases: (1) a June 30 fiscal-year basis, which is consistent with America Online's historical fiscal year-end and (2) a December 31 calendar-year basis, which is consistent with both Time Warner's historical fiscal year-end and that of AOL Time Warner going forward. Management believes that it is meaningful to present pro forma financial information based on the calendar year-end of the combined company to facilitate an analysis of the pro forma effects of the merger.

     The following pro forma consolidated condensed balance sheet of AOL Time Warner at September 30, 2000 gives effect to the merger as if it occurred as of that date. On a June 30 fiscal-year basis, the pro forma consolidated condensed statements of operations of AOL Time Warner for the three months ended September 30, 2000 and the year ended June 30, 2000 give effect to the merger as if it occurred as of July 1, 1999. On a December 31 calendar-year basis, the pro forma consolidated condensed statements of operations of AOL Time Warner for the nine months ended September 30, 2000 and the year ended December 31, 1999 give effect to the merger as if it occurred as of January 1, 1999.

     The pro forma consolidated condensed financial statements have been derived from, and should be read in conjunction with, the historical consolidated financial statements, including the notes thereto, of each of America Online and Time Warner. For America Online, those financial statements are included in America Online's Quarterly Report on Form 10-Q for the quarter ended
September 30, 2000, as adjusted by AOL Time Warner's Current Report on Form 8-K dated January 18, 2001, and America Online's Annual Report on
Form 10-K for the
year ended June 30, 2000, as amended. For Time Warner, those financial statements are included in Time Warner's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 and its Annual Report on Form 10-K for the year ended December 31, 1999, as amended, which are incorporated herein by reference.

     The pro forma consolidated condensed financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or results of operations of AOL Time Warner that would have occurred had the merger been consummated as of the dates indicated. In addition, the pro forma consolidated condensed financial statements are not necessarily indicative of the future financial condition or operating results of AOL Time Warner.

THE MERGER

     The merger was structured as a stock-for-stock exchange. Prior to the merger, America Online and Time Warner formed a new holding company called AOL Time Warner and the new holding company formed two wholly owned subsidiaries. Upon the closing of the transaction, one such subsidiary merged with and into America Online and one such subsidiary merged with and into Time Warner. As a result, America Online and Time Warner each became a wholly owned subsidiary of AOL Time Warner. As part of the merger, each issued and then outstanding share of each class of common stock of Time Warner was converted into 1.5 shares of an identical series of common stock of AOL Time Warner. In addition, each issued and then outstanding share of each class of preferred stock of Time Warner was converted into one share of preferred stock of AOL Time Warner, with substantially identical terms except that such shares are convertible into approximately 6.25 shares of AOL Time Warner common stock. Lastly, each issued and then outstanding share of common stock of America Online was converted into one share of common stock of AOL Time Warner.

     As a result of the merger, the former shareholders of America Online have an approximate 55% interest in AOL Time Warner and the former shareholders of Time Warner have an approximate 45% interest in AOL Time Warner, expressed on a fully diluted basis. The merger will be accounted for by AOL Time Warner as an acquisition of Time Warner under the purchase method of accounting for business combinations.

PRO FORMA ADJUSTMENTS

Pro forma adjustments for the merger reflect:

  o the issuance of approximately 2.0 billion shares of AOL Time Warner common stock and AOL Time Warner Series LMCN-V common stock in exchange for all of the 1.3 billion outstanding shares of Time Warner common stock and Series LMCN-V common stock;

  o the issuance of approximately 4.0 million shares of AOL Time Warner preferred stock in exchange for all of the 4.0 million outstanding shares of Time Warner preferred stock;

  o the issuance of options to purchase approximately 191.3 million shares of AOL Time Warner common stock in exchange for all of the outstanding options to purchase 127.5 million shares of Time Warner common stock;

  o the issuance of approximately 1.2 million shares of AOL Time Warner restricted common stock in exchange for all of the approximately 800 thousand outstanding shares of Time Warner restricted common stock; and

  o the incurrence of an additional $100 million of transaction costs by America Online and Time Warner, including legal and investment banking fees, that had not been recorded as of September 30, 2000.

     No pro forma adjustments are necessary to reflect the merger of America Online into a separate wholly owned subsidiary of AOL Time Warner because America Online's net assets will be recorded at their historical cost basis and the exchange ratio for America Online common stock is one to one.

MERGER BENEFITS

     Management expects that the strategic benefits of the merger will result in incremental revenue and cost-savings opportunities for the combined company. Those opportunities include, but are not limited to, the ability to cross-promote the combined company's products and services and the ability to offer consumers expanded broadband and online services. However, such incremental revenues or cost savings have not been reflected in the accompanying pro forma consolidated condensed statements of operations of AOL Time Warner.

PURCHASE ACCOUNTING

     Under the purchase method of accounting, the estimated cost of approximately $147 billion to acquire Time Warner, including transaction costs, will be allocated to its underlying net assets in proportion to their respective fair values. Any excess of the purchase price over the estimated fair value of the net assets acquired will be recorded as goodwill. As more fully described in the notes to the pro forma consolidated condensed financial statements, a preliminary allocation of the excess of the purchase price, including transaction costs, over the book value of the net assets to be acquired has been made to goodwill and other intangible assets, including film libraries, cable television franchises, music catalogues and music copyrights. At this time, the work needed to provide the basis for estimating these fair values and related amortization periods has not been completed. It is expected that the final allocation of the excess of purchase price over the book value of the net assets acquired will not differ materially from the amounts included herein.

     AOL Time Warner will periodically review the carrying value of the goodwill resulting from acquired businesses to determine whether an impairment may exist. AOL Time Warner will consider relevant cash flow information, including estimated future operating results, trends and other available information, in assessing whether the carrying value of goodwill can be recovered. If it is determined that the carrying value of goodwill will not be recovered from the undiscounted future cash flows of acquired businesses, the carrying value of such goodwill would be considered impaired and reduced by a charge to operations in the amount of the impairment. An impairment charge is measured as any deficiency in the amount of estimated undiscounted cash flows of acquired businesses available to recover the carrying value related to goodwill.

OTHER PRO FORMA CONSIDERATIONS

AOL Europe

     America Online has a 50-50 joint venture with Bertelsmann AG ("Bertelsmann") called AOL Europe, which provides online services in several European countries. In March 2000, America Online and Bertelsmann announced a restructuring of AOL Europe in which America Online may be required to purchase Bertelsmann's 50% interest in AOL Europe for consideration ranging from $6.75 billion to $8.25 billion pursuant to certain put and call arrangements between the parties, as described more fully in America Online's Annual Report on Form 10-K for the year ended June 30, 2000. Should America Online acquire this interest, the purchase price will be payable, at America Online's option, in cash, stock or a combination of cash and stock.

     The operations of AOL Europe are not material to AOL Time Warner's pro forma revenues and net loss. Accordingly, the primary financial impact of this potential acquisition is expected to be (i) incremental noncash amortization charges of $1-1.5 billion per year relating to intangible assets to be recognized in connection with the purchase price allocation and (ii) incremental financing costs and/or share dilution depending upon the ultimate purchase price and form of consideration.

Revenue Classification Changes

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"), which, as amended, was effective for AOL Time Warner in the fourth quarter of 2000. SAB 101 clarifies certain existing accounting principles for the timing of revenue recognition and the classification of revenues in financial statements. While AOL Time Warner's existing revenue recognition policies are consistent with the provisions of SAB 101, the new rules will result in some reclassifications between revenues and costs. As such, the accompanying pro forma consolidated condensed financial statements also have been adjusted to reflect the anticipated effect of AOL Time Warner adopting SAB 101 in the fourth quarter of 2000. This effect consists of a reduction of both revenues and costs in equal amounts.

Stock-Based Compensation

     AOL Time Warner will account for its stock option plans in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25") and FASB Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation ("FIN 44").

     FIN 44 requires the intrinsic value of the unvested awards at the merger consummation date to be allocated to deferred compensation and recognized as noncash compensation cost over the remaining future vesting period. Because the ultimate amount to be allocated to deferred compensation will be based on the stock price of America Online common stock and the number of Time Warner's unvested employee stock options and restricted stock awards on the merger consummation date, AOL Time Warner's pro forma net loss is subject to changes in America Online's stock price until the merger consummation date. The accompanying pro forma consolidated condensed statements of operations base the deferred compensation charge on the $53.65 stock price of America Online as of September 30, 2000, the date of the pro forma consolidated condensed balance sheet. Since the closing price of America Online's stock on January 11, 2001, the date that the merger closed, was $47.23, there will be a $1.6 million reduction in noncash compensation costs per year ($960 thousand after-tax) compared to that included herein, which will decrease the pro forma net loss of AOL Time Warner.

                              AOL TIME WARNER INC.
                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 2000
                            (IN MILLIONS, UNAUDITED)

                                                                                                           AOL
                                                                              TIME       PRO FORMA     TIME WARNER
                                                                 AOL(a)    WARNER(b)   ADJUSTMENTS(c)   PRO FORMA
                                                                -------    ---------   --------------  ------------
ASSETS
Cash and equivalents...........................................  $ 2,039     $   601       $     --       $  2,640
Other current assets...........................................    2,307       7,408            (84)         9,631
                                                                 -------     -------       --------       --------

     Total current assets......................................    4,346       8,009            (84)        12,271

Noncurrent inventories and film costs, including film libraries       --       4,857          1,132          5,989
Investments....................................................    4,627       1,822          4,100         10,549
Property, plant and equipment..................................    1,026       9,761             65         10,852
Music catalogues and copyrights................................       --         713          1,787          2,500
Cable television and sports franchises.........................       --       8,087         23,613         31,700
Brands and trademarks..........................................       --          --         10,000         10,000
Goodwill and other intangible assets...........................      786      15,264        112,421        128,471
Other assets...................................................      441       1,567            200          2,208
                                                                 -------     -------       --------       --------

     Total assets..............................................  $11,226     $50,080       $153,234       $214,540
                                                                 =======     =======       ========       ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Total current liabilities......................................  $ 2,307     $ 9,402       $     93       $ 11,802
Long-term debt and other obligations(1)........................    1,646      19,784             --         21,430
Deferred income taxes..........................................       --       3,299         12,835         16,134
Other long-term liabilities....................................      435       4,545            (53)         4,927
Minority interests.............................................       --       3,227             --          3,227

SHAREHOLDERS' EQUITY
Series LMCN-V common stock.....................................       --           1             --              1
Common stock...................................................       23          12              6             41
Paid-in capital................................................    4,799      14,939        135,224        154,962
Accumulated earnings (deficit).................................    1,691      (4,970)         4,970          1,691
Accumulated other comprehensive income (loss)..................      325        (159)           159            325
                                                                 -------     -------       --------       --------

     Total shareholders' equity................................    6,838       9,823        140,359        157,020
                                                                 -------     -------       --------       --------

     Total liabilities and shareholders' equity................  $11,226     $50,080       $153,234       $214,540
                                                                 =======     =======       ========       ========

-------------------
(1) For Time Warner, includes $1.115 billion of borrowings against future stock option proceeds and $575 million of mandatorily redeemable preferred securities of subsidiaries.


See accompanying notes.

                              AOL TIME WARNER INC.
           NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                   (UNAUDITED)

(a) Reflects the historical financial position of America Online at September 30, 2000, as reported in AOL Time Warner's Current Report on Form 8-K dated January 18, 2001.

(b) Reflects the historical financial position of Time Warner at September 30, 2000.

(c) Pro forma adjustments to record the merger as of September 30, 2000 reflect:

     o  an increase in equity of $134.687 billion relating to the issuance of
        1.988 billion shares of AOL Time Warner common stock (including the issuance of 171.2 million shares relating to the conversion of
        114.1 million outstanding shares of Time Warner's Series LMCN-V common stock into an identical class of common stock of AOL Time Warner Series LMCN-V common stock), $0.01 par value per share, in exchange for approximately 1.325 billion outstanding shares of Time Warner common stock, based on an exchange ratio of 1.5 to 1. The AOL Time Warner common stock to be issued was valued based on a price per share of $67.75, which is the average market price of the America Online common stock for a few days before and after the date the merger was announced;

    o an increase in equity of $1.701 billion relating to the issuance of approximately 4.018 million shares of AOL Time Warner preferred stock, $0.10 par value per share, in exchange for all outstanding shares of Time Warner preferred stock. The shares of AOL Time Warner preferred stock to be issued, which will each be convertible into 6.24792 shares of AOL Time Warner common stock, were valued based on their common equivalent value of $423.30 per share;

    o an increase in equity of $10.088 billion relating to the issuance of options to purchase 191.321 million shares of AOL Time Warner common stock in exchange for all of the 127.547 million outstanding options to purchase shares of Time Warner common stock, based on a weighted-average fair value of $52.73 for all options. The fair value of the options was determined using the Black-Scholes option-pricing model and was based on the following weighted-average assumptions: expected volatility--46.3%; expected lives--5 years; a risk-free interest rate--6.46%; and expected dividend yield--0%;

    o an increase in equity of $81 million relating to the issuance of 1.2 million shares of AOL Time Warner restricted common stock in exchange for all 800 thousand shares of restricted common stock of Time Warner, based on the $67.75 fair value of AOL Time Warner common stock;

    o a reduction in equity of $45 million relating to a reclassification of a portion of the value of the purchase consideration resulting from the issuance of unvested AOL Time Warner stock options and restricted shares of common stock to deferred compensation, a contra-equity account. In accordance with FIN 44, the determination of deferred compensation was based on the product of the intrinsic value of these stock compensation awards and the portion of the awards that was unvested as of the merger date. The weighted-average intrinsic value of the awards was based on the difference between the $78.33 fair value of Time Warner common stock as of September 30, 2000, and the weighted-average price to employees to acquire the underlying shares of AOL Time Warner common stock. The amount of deferred compensation established in connection with the merger is comparable in amount to that recorded in Time Warner's historical balance sheet;

    o a reduction of $3.670 billion in deferred income tax liabilities and a corresponding increase in paid-in capital relating to the elimination of America Online's deferred tax valuation allowance against stock option-related tax benefits that will become realizable as a direct result of the merger;

    o a decrease in stockholders' equity of $9.823 billion relating to the elimination of Time Warner's historical shareholders' equity;

                              AOL TIME WARNER INC.
    NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET--(CONTINUED)
                                   (UNAUDITED)


    o a decrease in other current assets of $84 million and a corresponding increase to goodwill related to the reclassification of transaction costs capitalized by America Online in connection with the acquisition of Time Warner;

    o an increase in accrued expenses of approximately $100 million and a corresponding increase to goodwill principally relating to the accrual of remaining transaction costs expected to be incurred by America Online and Time Warner, including legal and investment banking fees;

    o the elimination of approximately $25.532 billion of Time Warner's pre-existing goodwill and other intangible assets; and

    o the preliminary allocation of the excess of the $146.696 billion purchase price, including transaction costs, over the book value of the net assets acquired, as set forth below:

CALCULATION OF PURCHASE PRICE:                                                     (IN MILLIONS)
     Common stock...............................................................     $134,687
     Preferred stock............................................................        1,701
     Restricted stock...........................................................           81
     Stock options..............................................................       10,088
     Accrued transaction costs, including $84 million capitalized by
        America Online as of September 30, 2000.................................          184
     Allocation of value to deferred compensation relating to unvested stock
        options and restricted stock............................................          (45)
                                                                                     --------

          Total purchase price..................................................     $146,696
                                                                                     ========

ALLOCATION OF PURCHASE PRICE:                                                      (IN MILLIONS)

     Assets:
         Carrying value of Time Warner's historical assets......................     $ 50,080
         Eliminate Time Warner's historical goodwill and other intangible assets      (25,532)
         Write-up of film and television libraries..............................        2,600
         Write-up of investments................................................        4,100
         Net write-up of property, plant and equipment, net (including $170
              million allocated to land)........................................           65
         Write-up of music catalogues and copyrights............................        2,500
         Write-up of cable television and sports franchises.....................       31,700
         Write-up of brands and trademarks......................................       10,000
         Write-up of new goodwill and other intangible assets...................      127,685
         Write-up of other assets...............................................          200

     Liabilities and Equity:
         Carrying value of Time Warner's historical liabilities.................      (40,257)
         Increase in deferred income tax liabilities............................      (16,505)
         Decrease in current and noncurrent liabilities due to the elimination
            of a deferred gain on a sales-leaseback transaction.................           60
                                                                                     --------

              Total purchase price..............................................     $146,696
                                                                                     ========

     Time Warner's other assets and liabilities have not been adjusted because their cost approximates fair value in all material respects.

                              AOL TIME WARNER INC.
    NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET--(CONTINUED)
                                   (UNAUDITED)


     A reconciliation of the above adjustments to reflect the merger is set forth below:

                                                                                        ELIMINATION OF
                              ISSUANCE OF                                               TIME WARNER'S
                             COMMON STOCK,              ELIMINATION OF ELIMINATION OF    HISTORICAL
                           PREFERRED STOCK,   ACCRUED   AOL'S DEFERRED  TIME WARNER'S   GOODWILL AND   ALLOCATION OF   TOTAL
                           RESTRICTED STOCK TRANSACTION  TAX VALUATION   HISTORICAL   OTHER INTANGIBLE    PURCHASE   PRO FORMA
                           AND STOCK OPTIONS   COSTS       ALLOWANCE       EQUITY          ASSETS          PRICE    ADJUSTMENTS
                           -----------------   -----       ---------       ------          ------          -----    -----------
                                                                         (IN MILLIONS)
Other current assets....... $      -          $(84)         $    -        $     -         $      -       $      -    $    (84)
Noncurrent inventories and
     film costs.............       -             -               -              -           (1,468)           2,600     1,132
Investments.................       -             -               -              -                -            4,100     4,100
Property, plant and
     equipment..............       -             -               -              -                -               65        65
Music catalogues and
     copyrights.............       -             -               -              -             (713)           2,500     1,787
Cable television and sports
     franchises.............       -             -               -              -           (8,087)          31,700    23,613
Brands and trademarks.......       -             -               -              -                -           10,000    10,000
Goodwill and other
     intangible assets......       -           184               -              -          (15,264)         127,501   112,421
Other assets................       -             -               -              -                -              200       200
Total current liabilities...       -           100               -              -                -               (7)       93
Deferred income taxes.......       -             -          (3,670)             -                -           16,505    12,835
Other long-term liabilities.       -             -               -              -                -              (53)      (53)
Series LMCN-V common stock..       1             -               -             (1)               -                -         -
Common stock................      18             -               -            (12)               -                -         6
Paid-in capital............. 146,493             -           3,670        (14,939)               -                -   135,224
Accumulated earnings
     (deficit)..............       -             -               -          4,970                -                -     4,970
Accumulated other
     comprehensive income
     (loss).................       -             -               -            159                -                -       159

                              AOL TIME WARNER INC.
            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                      THREE MONTHS ENDED SEPTEMBER 30, 2000
               (IN MILLIONS, EXCEPT PER SHARE AMOUNTS, UNAUDITED)

                                                                           PRO FORMA ADJUSTMENTS
                                                                           ---------------------
                                                                         CONFORMING       PURCHASE                    AOL
                                                            TIME        RECLASSIFICA-   PRICE ADJUST-              TIME WARNER
                                               AOL (d)    WARNER (e)      TIONS (f)      MENTS (g)     SAB 101(h)   PRO FORMA
                                               -------    ----------      ---------      ---------     ----------   ---------
Revenues....................................    $1,975     $ 6,873         $  (1)       $    --        $ (89)      $ 8,758

Cost of revenues............................      (988)     (3,744)          (51)             13          89        (4,681)
Selling, general and administrative.........      (479)     (1,853)          (79)            (11)         --        (2,422)
Amortization of goodwill and other
  intangible assets.........................       (26)       (339)           --          (1,393)         --        (1,758)
Merger-related costs........................        --          --           (52)             --                       (52)
                                                ------     -------         -----         -------       -----       -------

Operating income (loss).....................       482         937          (183)         (1,391)         --          (155)
Interest expense, net.......................        80        (443)           10              --          --          (353)
Other income (expense), net.................         9        (198)          127             (88)         --          (150)
Corporate expenses..........................        --         (46)           46              --          --            --
Minority interest...........................        --         (77)           --              --          --           (77)
                                                ------     -------         -----         -------       -----       -------

Income (loss) before income taxes...........       571         173            --          (1,479)         --          (735)
Income tax benefit (provision)..............      (227)        (85)           --             145          --          (167)
                                                ------     -------         -----         -------       -----       -------

Net income (loss)...........................       344          88            --          (1,334)         --          (902)
Preferred dividend requirements.............        --          (3)           --              --          --            (3)
                                                ------     -------         -----         -------       -----       -------

Net income (loss) applicable to
  common shares................................   $344        $ 85         $  --         $(1,334)      $  --        $ (905)
                                                ======     =======         =====         =======       =====       =======

Net income (loss) per common share:

   Basic....................................     $0.15       $0.06                                                  $(0.21)
                                                ======     =======                                                 =======
   Diluted..................................     $0.13       $0.06                                                  $(0.21)
                                                ======     =======                                                 =======

Average common shares:
   Basic....................................     2,325       1,324                                                   4,311
                                                ======     =======                                                 =======
   Diluted..................................     2,600       1,324                                                   4,311
                                                ======     =======                                                 =======

EBITDA(i)...................................    $  592     $ 1,607        $(180)         $  (11)       $  --        $2,008
                                                ======     =======        =====          ======        =====       =======










See accompanying notes.

                              AOL TIME WARNER INC.
            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                            YEAR ENDED JUNE 30, 2000
               (IN MILLIONS, EXCEPT PER SHARE AMOUNTS, UNAUDITED)

                                                                         PRO FORMA ADJUSTMENTS
                                                                      ---------------------------
                                                                       CONFORMING      PURCHASE                    AOL
                                                            TIME      RECLASSIFICA-  PRICE ADJUST-              TIME WARNER
                                               AOL (d)    WARNER (e)    TIONS (f)     MENTS (g)     SAB 101(h)   PRO FORMA
                                               -------    ----------    ---------     ---------     ----------   ---------
Revenues....................................  $ 6,886    $ 28,355       $  (188)      $    --         $(306)     $ 34,747

Cost of revenues............................   (3,761)    (15,469)           90            60           306       (18,774)
Selling, general and administrative.........   (1,638)     (7,842)         (204)          (30)           --        (9,714)
Amortization of goodwill and
  other intangible assets..................       (74)     (1,326)            1        (5,604)           --        (7,003)
Gain on sale or exchange of cable
  systems and investments...................       --       1,497        (1,018)           --            --           479
Gain on sale of CanalSatellite..............       --          97           (97)           --            --            --
Write-down of retail store assets...........       --        (106)           --            --            --          (106)
Merger-related costs........................      (15)         --           (77)           --            --           (92)
                                              -------    --------       -------       -------         -----      --------

Operating income (loss).....................    1,398       5,206        (1,493)       (5,574)           --          (463)
Interest expense, net.......................      216      (1,599)           47            --            --        (1,336)
Other income (expense), net.................      400        (908)        1,276          (350)           --           418
Corporate expenses..........................       --        (170)          170            --            --            --
Minority interest...........................       --        (256)           --            --            --          (256)
                                              -------    --------       -------       -------         -----      --------

Income (loss) before income taxes, extra-
  ordinary loss on retirement of debt and
  cumulative effect of accounting change....    2,014       2,273            --        (5,924)           --        (1,637)
Income tax benefit (provision)..............     (782)     (1,070)           --           577            --        (1,275)
                                              -------    --------       -------       -------         -----      --------

Income (loss) before extraordinary loss on
  retirement of debt and cumulative effect
  of accounting change......................    1,232       1,203            --        (5,347)           --        (2,912)
Preferred dividend requirements.............       --         (24)           --            --            --           (24)
                                              -------    --------       -------       -------         -----      --------

Income (loss) applicable to common shares
  before extraordinary loss on retirement
  of debt and cumulative effect of
  accounting change.........................  $ 1,232    $  1,179       $    --       $(5,347)        $  --       $(2,936)
                                              =======    ========       =======       =======         =====       =======

Income (loss) per common share before
extraordinary loss on retirement of debt
and cumulative effect of accounting change:
   Basic....................................    $0.54       $0.91                                                  $(0.69)
                                              =======    ========                                                 =======
   Diluted..................................    $0.48       $0.90                                                  $(0.69)
                                              =======    ========                                                 =======

Average common shares:
   Basic....................................    2,278       1,299                                                   4,227
                                              =======    ========                                                 =======
   Diluted..................................    2,603       1,397                                                   4,227
                                              =======    ========                                                 =======

EBITDA(i)...................................  $ 1,761    $  7,804       $(1,483)      $   (30)        $  --       $ 8,052
                                              =======    ========       =======       =======         =====       =======



See accompanying notes.

                              AOL TIME WARNER INC.
            NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED STATEMENTS
                                  OF OPERATIONS
                                   (UNAUDITED)

(d) Reflects the historical operating results of America Online for the three months ended September 30, 2000 (as reported in AOL Time Warner's Current Report on Form 8-K dated January 18, 2001) and the year ended
     June 30, 2000.

(e) Reflects the historical operating results of Time Warner for the three months ended September 30, 2000 and the year ended June 30, 2000. In order to conform Time Warner's fiscal year-end from a calendar year basis to America Online's June 30 year-end, Time Warner's historical operating results have been derived from the combination of Time Warner's quarterly historical operating results for such periods. Finally, as described more fully in its Current Report on Form 8-K dated April 19, 2000, which is incorporated herein by reference, reclassifications have been made to Time Warner's 1999 historical operating results to conform to Time Warner's year 2000 financial statement presentation.

(f) Certain reclassifications have been made to conform both America Online's and Time Warner's historical financial statement presentations to the combined financial statement presentation of AOL Time Warner. These adjustments primarily include reclassifications of (i) income and losses related to equity method investees from operating income to other income (expense), net, (ii) gains and losses on the sale of investments from operating income to other income (expense), net, (iii) corporate expenses to selling, general and administrative costs which reduces operating income and (iv) merger-related costs from other income (expense), net, to operating income.

(g) Pro forma adjustments to record the merger for the three months ended September 30, 2000 and the year ended June 30, 2000 reflect:

     o decreases of $13 million and $60 million, respectively, in depreciation expense included in cost of revenues. These adjustments consist of (i) a decrease in depreciation expense of $17 million and $69 million, respectively, relating to a write-down in the carrying value of property, plant and equipment in the amount of $345 million, which had a weighted-average useful life of 5 years and was being depreciated on a straight-line basis, (ii) an increase in depreciation expense of $2 million and $8 million, respectively, relating to a write-up in the carrying value of property, plant and equipment in the amount of $240 million, which had a weighted-average useful life of 30 years and was being depreciated on a straight-line basis and (iii) an increase in depreciation expense of $2 million and $1 million, respectively, relating to the conforming of Time Warner's depreciation policies to America Online's policies;

     o increases of $2 million and $7 million, respectively, in selling, general and administrative expense relating to the elimination of the periodic recognition of a $60 million deferred gain on a sales-leaseback transaction which was eliminated in the purchase price allocation;

     o increases of $8 million and $19 million, respectively in selling, general and administrative expenses relating to an increase in pension expense. These adjustments are associated with the recognition of a $150 million pension asset due to the elimination of Time Warner's previously existing unrecognized gains in its pension plans;

     o increases of $1 million and $4 million in selling, general and administrative expenses relating to an increase in rent expense. These adjustments result from the recognition of a $50 million asset due to favorable lease arrangements that have a weighted-average remaining lease term of 14 years;

     o decreases of $339 million and $1.325 billion, respectively, in amortization of goodwill and other intangible assets relating to the elimination of Time Warner's amortization of pre-existing goodwill and other intangible assets;

                              AOL TIME WARNER INC.
            NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED STATEMENTS
                           OF OPERATIONS--(CONTINUED)
                                   (UNAUDITED)

     o increases of $1.732 billion and $6.929 billion, respectively, in amortization of $174.485 billion of goodwill and other intangible assets, as set forth below. These amounts are being amortized on a straight-line basis:

                                                                         WEIGHTED-            THREE MONTHS     YEAR
                                                                          AVERAGE  PURCHASE       ENDED        ENDED
                                                                          USEFUL     PRICE    SEPTEMBER 30,   JUNE 30,
                                                                           LIFE   ALLOCATION      2000         2000
                                                                         -------- ----------  ------------    -------
                                                                          (YEARS)             (IN MILLIONS)
         Film and television libraries.................................     16.8  $  2,600       $   39       $  155
         Music catalogues and copyrights...............................     20.0     2,500           31          125
         Cable television and sports franchises........................     25.0    31,700          317        1,268
         Brands and trademarks.........................................     34.1    10,000           73          293
         Subscriber lists..............................................      5.0       350           18           70
         Goodwill and other intangible assets..........................     25.4   127,335        1,254        5,018
                                                                                  --------       ------       ------

         Total.........................................................           $174,485       $1,732       $6,929
                                                                                  ========       ======       ======

     o decreases of $88 million and $350 million, respectively, in other income (expense), net, relating to the amortization of the $4.100 billion excess of the fair value of investments accounted for under the equity method of accounting over their respective book value. The excess cost of these investments is being amortized on a straight-line basis over a weighted-average life of approximately 11.7 years; and

     o increases of $145 million and $577 million, respectively, in income tax benefits, provided at a 40% tax rate, on the aggregate pro forma reduction in pretax income before goodwill amortization.

     In addition, pro forma net income (loss) per common share has been adjusted to reflect the issuance of additional shares of AOL Time Warner common stock in the merger, based on Time Warner's historical weighted-average shares outstanding for the periods presented and an exchange ratio of 1.5 to 1. Because the effect of stock options and other convertible securities would be antidilutive to AOL Time Warner, dilutive per share amounts on a pro forma basis are the same as basic per share amounts.

(h) Pro forma adjustments reflect decreases in revenues and costs of $89 million for the three months ended September 30, 2000 and $306 million for the year ended June 30, 2000 resulting from applying the provisions of SAB
     101. The new rules result in some reclassifications between revenues and costs in equal amounts.

(i) EBITDA consists of operating income (loss) before depreciation and amortization. AOL Time Warner considers EBITDA an important indicator of the operational strength and performance of its businesses, including the ability to provide cash flows to service debt and fund capital expenditures. EBITDA, however, should not be considered an alternative to operating or net income as an indicator of the performance of AOL Time Warner, or as an alternative to cash flows from operating activities as a measure of liquidity, in each case determined in accordance with generally accepted accounting principles. This definition of EBITDA may not be comparable to similarly titled measures reported by other companies.

                              AOL TIME WARNER INC.
            NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED STATEMENTS
                           OF OPERATIONS--(CONTINUED)
                                   (UNAUDITED)


     Pro forma EBITDA for AOL Time Warner includes a number of significant and nonrecurring items. Set forth below for each period is a reconciliation of pro forma EBITDA to a normalized measure of pro forma EBITDA that excludes the effect of the significant and nonrecurring items.

                                                                           THREE MONTHS
                                                                               ENDED         YEAR ENDED
                                                                           SEPTEMBER 30,      JUNE 30,
                                                                               2000             2000
                                                                           -------------     ----------
                                                                                   (IN MILLIONS)
     Pro forma EBITDA....................................................     $2,008           $8,052
                                                                              ======           ======

     Increase (decrease) in pro forma EBITDA.............................     $  (52)          $  281
                                                                              ======           ======

     Adjusted EBITDA.....................................................     $2,060           $7,771
                                                                              ======           ======

     The increase (decrease) in pro forma EBITDA includes the following significant and nonrecurring items:

                                                                           THREE MONTHS
                                                                               ENDED         YEAR ENDED
                                                                           SEPTEMBER 30,      JUNE 30,
                                                                               2000             2000
                                                                           -------------     ----------
                                                                                   (IN MILLIONS)
     Items related to America Online include:

         Merger-related costs............................................        $--          $ (15)

     Items related to Time Warner include:

         Merger-related costs............................................        (52)           (77)
         Gain on sale or exchange of cable systems.......................         --            479
         Write-down of retail store assets...............................         --           (106)
                                                                               -----          -----

     Increase (decrease) in pro forma EBITDA.............................      $ (52)         $ 281
                                                                               =====          =====

     The items above related to America Online are described more fully in America Online's Annual Report on Form 10-K for the year ended June 30, 2000. The above items related to Time Warner are described more fully in Time Warner's Quarterly Report on Form 10-Q for the nine months ended September 30, 2000 and Annual Report on Form 10-K for the year ended December 31, 1999, as amended. These filings are incorporated herein by reference.

                              AOL TIME WARNER INC.
            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2000
               (IN MILLIONS, EXCEPT PER SHARE AMOUNTS, UNAUDITED)

                                                                      PRO FORMA ADJUSTMENTS
                                                                      ---------------------
                                                        TIME         CONFORMING      PURCHASE                    AOL
                                                       WARNER       RECLASSIFICA-  PRICE ADJUST-             TIME WARNER
                                            AOL (j)     (k)           TIONS (l)     ADJUST (m)   SAB 101(n)   PRO FORMA
                                            -------    ------       ------------   ------------- ----------  -----------
Revenues ................................  $ 5,751   $ 20,517        $    (9)   $    --           $(277)     $ 25,982

Cost of revenues ........................   (2,976)   (11,118)           (14)            37         277       (13,794)
Selling, general and administrative .....   (1,387)    (5,687)          (290)           (33)         --        (7,397)
Amortization of goodwill and other
  intangible assets .....................      (64)    (1,003)            --         (4,194)         --        (5,261)
Gain on sale or exchange of cable systems
  and investments .......................       --         21              7             --          --            28
Merger-related costs ....................      (10)        --           (129)            --          --          (139)
                                           -------   --------        -------        -------       -----      --------

Operating income (loss) .................    1,314      2,730           (435)        (4,190)         --          (581)
Interest expense, net....................      210     (1,265)            34             --          --        (1,021)
Other income (expense), net..............      297       (830)           268           (263)         --          (528)
Corporate expenses ......................       --       (133)           133             --          --            --
Minority interest .......................       --       (188)            --             --          --          (188)
                                           -------   --------        -------        -------       -----      --------

Income (loss) before income taxes and
  cumulative effect of accounting change     1,821        314             --         (4,453)         --        (2,318)
Income tax benefit (provision) ..........     (706)      (252)            --            438          --          (520)
                                           -------   --------        -------        -------       -----      --------

Income (loss) before cumulative effect of
  accounting change .....................    1,115         62             --         (4,015)         --        (2,838)
Preferred dividend requirements .........       --        (11)            --             --          --           (11)
                                           -------   --------        -------        -------       -----      --------

Income (loss) applicable to common shares
  before cumulative effect of accounting
  change ................................  $ 1,115   $     51        $    --        $(4,015)      $  --      $ (2,849)
                                           =======   ========        =======        =======       =====      ========

Income (loss) per common share before
  cumulative effect of accounting change:
   Basic ................................    $0.48      $0.04                                                  $(0.66)
                                           =======    =======                                                 =======
   Diluted ..............................    $0.43      $0.04                                                  $(0.66)
                                           =======    =======                                                 =======

Average common shares:
   Basic ................................    2,312      1,315                                                   4,285
                                           =======    =======                                                 =======
   Diluted ..............................    2,602      1,315                                                   4,285
                                           =======    =======                                                 =======

EBITDA(o) ...............................  $ 1,630   $  4,690        $  (425)       $   (33)      $  --      $  5,862
                                           =======   ========        =======        =======       =====      ========



See accompanying notes.

                              AOL TIME WARNER INC.
            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
               (IN MILLIONS, EXCEPT PER SHARE AMOUNTS, UNAUDITED)

                                                                      PRO FORMA ADJUSTMENTS
                                                                      ---------------------
                                                        TIME         CONFORMING      PURCHASE                    AOL
                                                       WARNER       RECLASSIFICA-  PRICE ADJUST-             TIME WARNER
                                            AOL (j)     (k)           TIONS (l)     ADJUST (m)   SAB 101(n)   PRO FORMA
                                            -------    ------       ------------   ------------- ----------  -----------
Revenues................................... $ 5,753   $27,333        $  (332)       $    --       $ (229)    $ 32,525

Cost of revenues...........................  (3,353)  (14,943)            71             71          229      (17,925)
Selling, general and administrative........  (1,390)   (7,513)           (68)           (14)          --       (8,985)
Amortization of goodwill and other
  intangible assets........................     (68)   (1,279)             3         (5,653)          --       (6,997)
Gain on sale or exchange of cable systems
  and investments..........................      --     2,247         (1,090)            --           --        1,157
Gain on early termination of video
  distribution agreement...................      --       215             --             --           --          215
Gain on sale of interest in CanalSatellite.      --        97            (97)            --           --           --
Write-down of retail store assets..........      --      (106)            --             --           --         (106)
Merger-related costs.......................    (123)       --             --             --           --         (123)
                                            -------  --------        -------        -------       ------      -------

Operating income (loss)....................     819     6,051         (1,513)        (5,596)          --         (239)
Interest expense, net......................     139    (1,512)            40             --           --       (1,333)
Other income (expense), net................     676      (401)         1,310           (350)          --        1,235
Corporate expenses.........................      --      (163)           163             --           --           --
Minority interest..........................      --      (475)            --             --           --         (475)
                                            -------  --------        -------        -------       ------      -------

Income (loss) before income taxes..........   1,634     3,500             --         (5,946)          --         (812)
Income tax benefit (provision).............    (607)   (1,540)            --            577           --       (1,570)
                                            -------  --------        -------        -------       ------      -------

Income (loss) before extraordinary loss on
  retirement of debt ......................   1,027     1,960             --         (5,369)          --       (2,382)
Preferred dividend requirements............      --       (52)            --             --           --          (52)
                                            -------  --------        -------        -------       ------      -------

Income (loss) applicable to common
  shares before extraordinary loss
  on retirement of debt..................   $ 1,027  $  1,908        $    --        $(5,369)      $   --      $(2,434)
                                            =======  ========        =======        =======       ======      =======

Income (loss) per common share before
  extraordinary loss on retirement of debt:
     Basic.................................   $0.47    $ 1.51                                                  $(0.59)
                                            =======  ========                                                 =======
     Diluted...............................   $0.40    $ 1.43                                                  $(0.59)
                                            =======  ========                                                 =======

Average common shares:
     Basic.................................   2,199     1,267                                                   4,099
                                            =======  ========                                                 =======
     Diluted...............................   2,599     1,398                                                   4,099
                                            =======  ========                                                 =======

EBITDA(o)..................................  $1,135    $8,561        $(1,507)       $   (14)      $   --     $  8,175
                                            =======  ========        =======        =======       ======      =======


See accompanying notes.

                              AOL TIME WARNER INC.
            NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED STATEMENTS
                           OF OPERATIONS--(CONTINUED)
                                   (UNAUDITED)


(j) Reflects the historical operating results of America Online for the nine months ended September 30, 2000 and the year ended December 31, 1999. In order to conform America Online's fiscal year end of June 30 to a calendar-year basis, these operating results have been derived from the combination of America Online's quarterly historical operating results for such periods.

(k) Reflects the historical operating results of Time Warner for the nine months ended September 30, 2000 and the year ended December 31, 1999. As described more fully in its Current Report on Form 8-K dated April 19, 2000, which is incorporated herein by reference, reclassifications have been made to Time Warner's 1999 historical operating results to conform to Time Warner's year 2000 financial statement presentation.

(l) Certain reclassifications have been made to conform both America Online's and Time Warner's historical financial statement presentations to the combined financial statement presentation of AOL Time Warner. These adjustments primarily include reclassifications of (i) income and losses related to equity method investees from operating income to other income (expense), net, (ii) gains and losses on the sale of investments from operating income to other income (expense), net, (iii) corporate expenses to selling, general and administrative costs which reduces operating income and (iv) merger-related costs from other income (expense), net, to operating income.

(m) Pro forma adjustments to record the merger for the nine months ended September 30, 2000 and the year ended December 31, 1999 reflect:

     o decreases of $37 million and $71 million, respectively, in depreciation expense included in cost of revenues. These adjustments consist of (i) a decrease in depreciation expense of $52 million and $69 million, respectively, relating to a write-down in the carrying value of property, plant and equipment in the amount of $345 million, which had a weighted-average useful life of 5 years and was being depreciated on a straight-line basis, (ii) an increase in depreciation expense of $6 million and $8 million, respectively, relating to a write-up in the carrying value of property, plant and equipment in the amount of $240 million, which had a weighted-average useful life of 30 years and was being depreciated on a straight-line basis and (iii) an increase in depreciation expense of $9 million and a decrease of $10 million, respectively, relating to the conforming of Time Warner's depreciation policies to America Online's policies;

     o increases of $5 million and $7 million, respectively, in selling, general and administrative expense relating to the elimination of the periodic recognition of a $60 million deferred gain on a sales-leaseback transaction which was eliminated in the purchase price allocation;

     o increases of $25 million and $3 million, respectively, in selling, general and administrative expenses relating to an increase in pension expense. These adjustments are associated with the recognition of a $150 million pension asset due to the elimination of Time Warner's previously existing unrecognized gains in its pension plans;

     o increases of $3 million and $4 million, respectively, in selling, general and administrative expenses relating to an increase in rent expense. These adjustments result from the recognition of a $50 million asset due to favorable lease arrangements that have a weighted-average remaining lease term of 14 years;

     o decreases of $1.003 billion and $1.276 billion, respectively, in amortization of goodwill and other intangible assets relating to the elimination of Time Warner's amortization of pre-existing goodwill and other intangible assets;

     o increases of $5.197 billion and $6.929 billion, respectively, in amortization of $174.485 billion of goodwill and other intangible assets, as set forth below. These amounts are being amortized on a straight-line basis:

                              AOL TIME WARNER INC.
            NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED STATEMENTS
                           OF OPERATIONS--(CONTINUED)
                                   (UNAUDITED)

                                                                  WEIGHTED-                NINE MONTHS       YEAR
                                                                   AVERAGE     PURCHASE       ENDED          ENDED
                                                                   USEFUL        PRICE    SEPTEMBER 30,  DECEMBER 31,
                                                                    LIFE      ALLOCATION      2000           1999
                                                                   -------    ----------      ----           ----
                                                                   (YEARS)                (IN MILLIONS)
         Film and television libraries..........................     16.8     $  2,600       $  116       $  155
         Music catalogues and copyrights........................     20.0        2,500           94          125
         Cable television and sports franchises.................     25.0       31,700          951        1,268
         Brands and trademarks..................................     34.1       10,000          220          293
         Subscriber lists.......................................      5.0          350           52           70
         Goodwill and other intangible assets...................     25.4      127,335        3,764        5,018
                                                                              --------       ------       ------

         Total..................................................              $174,485       $5,197       $6,929
                                                                              ========       ======       ======

     o decreases of $263 million and $350 million, respectively, in other income (expense), net, relating to the amortization of the $4.100 billion excess of the fair value of investments accounted for under the equity method of accounting over their respective book value. The excess cost of these investments is being amortized on a straight-line basis over a weighted-average life of approximately 11.7 years; and

     o increases of $438 million and $577 million, respectively, in income tax benefits, provided at a 40% tax rate, on the aggregate pro forma reduction in pretax income before goodwill amortization.

     In addition, pro forma net income (loss) per common share has been adjusted to reflect the issuance of additional shares of AOL Time Warner common stock in the merger, based on Time Warner's historical weighted-average shares outstanding for the periods presented and an exchange ratio of 1.5 to 1. Because the effect of stock options and other convertible securities would be antidilutive to AOL Time Warner, dilutive per share amounts on a pro forma basis are the same as basic per share amounts.

(n) Pro forma adjustments reflect decreases in revenues and costs of $277 million for the nine months ended September 30, 2000 and $229 million for the year ended December 31, 1999 resulting from applying the provisions of SAB 101. The new rules result in some reclassifications between revenues and costs in equal amounts.

(o) EBITDA consists of operating income (loss) before depreciation and amortization. AOL Time Warner considers EBITDA an important indicator of the operational strength and performance of its businesses, including the ability to provide cash flows to service debt and fund capital expenditures. EBITDA, however, should not be considered an alternative to operating or net income as an indicator of the performance of AOL Time Warner, or as an alternative to cash flows from operating activities as a measure of liquidity, in each case determined in accordance with generally accepted accounting principles. This definition of EBITDA may not be comparable to similarly titled measures reported by other companies.

     Pro forma EBITDA for AOL Time Warner includes a number of significant and nonrecurring items. Set forth below is a reconciliation of pro forma EBITDA to a normalized measure of pro forma EBITDA that excludes the effect of the significant and nonrecurring items.

                                                                 NINE MONTHS       YEAR ENDED
                                                             ENDED SEPTEMBER 30,  DECEMBER 31,
                                                                   2000                1999
                                                             -------------------  ------------
                                                                         (IN MILLIONS)
         Pro forma EBITDA.....................................      $5,862           $8,175
                                                                    ======           ======

         Increase (decrease) in pro forma EBITDA..............      $ (111)          $1,143
                                                                    ======           ======

         Adjusted EBITDA......................................      $5,973           $7,032
                                                                    ======           ======

                              AOL TIME WARNER INC.
            NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED STATEMENTS
                           OF OPERATIONS--(CONTINUED)
                                   (UNAUDITED)


     The increase (decrease) in pro forma EBITDA includes the following significant and nonrecurring items:

                                                                 NINE MONTHS       YEAR ENDED
                                                             ENDED SEPTEMBER 30,  DECEMBER 31,
                                                                   2000                1999
                                                             -------------------  ------------
                                                                         (IN MILLIONS)
        Items related to America Online include:

          Merger-related costs.................................   $ (10)            $ (123)

        Items related to Time Warner include:

          Merger-related costs.................................    (129)                 -
          Gain on sale or exchange of cable systems............      28              1,157
          Gain on early termination of long-term, home video
              distribution agreement...........................       -                215
          Write-down of retail store assets....................       -               (106)
                                                                  -----             ------

        Increase (decrease) in pro forma EBITDA................   $(111)            $1,143
                                                                  =====             ======

     The items above related to America Online are described more fully in America Online's Annual Report on Form 10-K for the year ended June
     30, 2000. The above items related to Time Warner are described more fully in Time Warner's Quarterly Report on Form 10-Q for the nine months ended September 30, 2000 and Annual Report on Form 10-K for the year ended December 31, 1999, as amended. These filings are incorporated herein by reference.

(c) EXHIBITS:

      (i)  Exhibit 23.1 Consents of Ernst & Young LLP, Independent Auditors.

     (ii) Exhibit 99(a): AOL Time Warner Inc. Consolidated Balance Sheet as of December 31, 2000.

    (iii) Exhibit 99(b): Financial Statements of Time Warner Inc., incorporated by reference from its (i) Annual Report on Form 10-K for the year ended December 31, 1999, as amended, (ii) Quarterly Report on Form 10-Q for the nine months ended September 30, 2000 and (iii) Current Report on Form 8-K dated April 19, 2000.

                                  EXHIBIT INDEX

                                                                                           SEQUENTIAL
 EXHIBIT                                                                                      PAGE
   NO.                        DESCRIPTION OF EXHIBITS                                        NUMBER
  ----                        -----------------------                                        ------
  23.1       Consents of Ernst & Young LLP, Independent Auditors.                               22

  99(a)      AOL Time Warner Inc. Consolidated Balance Sheet as of December 31,                 24
             2000.

  99(b)      Financial Statements of Time Warner Inc., incorporated by                         *
             reference from its (i) Annual Report on Form 10-K for the year ended December 31, 1999, as amended, (ii) Quarterly Report on
             Form 10-Q for the nine months ended September 30, 2000 and
             (iii) Current Report on Form 8-K dated April 19, 2000.










---------------
* Incorporated by reference.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           AOL TIME WARNER INC.


                                           By:      /s/ J. Michael Kelly
                                              --------------------------------
                                           Name:  J. Michael Kelly
                                           Title: Executive Vice President and
                                                  Chief Financial Officer

Date: January 25, 2001


                                           By:      /s/ James W. Barge
                                              --------------------------------
                                           Name:  James W. Barge
                                           Title: Vice President and Controller

Date: January 25, 2001